Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Matterport, Inc. of our report dated April 5, 2021 relating to the financial statements of Matterport, Inc., incorporated by reference in the Current Report on Form 8-K filed on July 28, 2021 of Matterport, Inc.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 1, 2021

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